Exhibit 99.1
Noble Corporation Reports First Quarter Earnings of $1.58 per Share
SUGAR LAND, Texas, April 22, 2009 — Noble Corporation (NYSE: NE) today reported first quarter 2009 earnings of $414 million, or $1.58 per diluted share, versus $384 million, or $1.42 per diluted share, for the first quarter of last year. Per share earnings were in line with the fourth quarter 2008 earnings of $1.58 per diluted share. The results for the first quarter 2009 include net after-tax charges of $0.04 per share primarily related to an impairment charge taken for the Noble Fri Rodli, as a result of a decision to evaluate disposition alternatives for this submersible drilling unit.
Contract drilling services revenues for the 2009 first quarter were $872 million, up 9.3 percent from the year-earlier quarter. Contract drilling margins for the first quarter 2009 were approximately 72 percent, generating $548 million in net cash provided by operating activities. Noble invested $251 million in capital projects during the quarter. Debt as a percentage of total capitalization declined to 11.7 percent at March 31, 2009, from approximately 14.9 percent at the end of the fourth quarter of 2008.
“Despite a turbulent global economy and pressure on demand for drilling services, the strength of our $10.6 billion backlog and focus on execution enabled us to deliver another great quarter,” said David W. Williams, Chairman, President and Chief Executive Officer. “We remain committed to maintaining our financial flexibility through the disciplined execution of our capital program, continued improvement in our cost structure and the active pursuit of opportunities to create shareholder value.”
During the first quarter, Noble repurchased approximately 1.7 million shares at an average cost per share of $25.28. At the end of the first quarter 2009, the Company had approximately 16.6 million shares remaining on its existing repurchase authorization.

Highlights
Noble’s newbuild deepwater semisubmersible Noble Dave Beard arrived in Brazil to undergo final outfitting and commissioning before commencement of a five year contract, which is expected to occur in the fourth quarter of 2009. In the U.S. Gulf of Mexico, the Company reached an agreement with Noble Energy to substitute the Noble Clyde Boudreaux for the Noble Paul Romano in fulfillment of a two year commitment at a dayrate of $605,000. This strategic substitution will accelerate earnings for the Company and allow our customer earlier commencement of its planned drilling program. The Noble Clyde Boudreaux will commence operations for Noble Energy following the conclusion of its current commitment in the fourth quarter of 2009. The Noble Paul Romano will be available in the first quarter of 2010.
The Company’s newbuild jackup Noble Hans Deul commenced operations during the first quarter 2009 under its contract with Shell. Additionally, the Company’s Noble Roy Butler and Noble Carl Norberg completed their moves from West Africa to Mexico, and commenced separate contracts with PEMEX in March.
During the quarter, the Company also completed its previously disclosed change in place of incorporation from the Cayman Islands to Switzerland.
About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 62 offshore drilling units (including five rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, and West Africa. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”.
-end-
Statements regarding contract commitments, dayrates, contract commencements, newbuilds, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call
Noble will conduct its earnings related conference call on Thursday, April 23, 2009, at 1:00 p.m. Central Daylight Time. Interested parties are invited to listen to the call by dialing (866) 461-7129, or internationally (706) 679-3084, using access code: 72479162 or by asking for the Noble Corporation conference call. A replay of the conference call will be available on Thursday, April 23, 2009, beginning at 5:00 p.m., Central Daylight Time, through Friday, May 1, 2009 ending at 5:00 p.m. Central Daylight Time. The phone number for the conference call replay is (800) 642-1687 or internationally (706) 645-9291, using access code: 72479162. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.” All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company’s express written consent.
4/22/09
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Contract drilling services	$872,397	$797,834
Reimbursables	16,678	32,458
Labor contract drilling services	6,934	30,931
Other	142	202

	896,151	861,425

Operating costs and expenses
Contract drilling services	240,856	235,952
Reimbursables	14,083	29,461
Labor contract drilling services	4,376	25,337
Depreciation and amortization	92,984	82,899
Selling, general and administrative	17,717	21,273
Loss on planned disposal of assets	12,034	—

	382,050	394,922

Operating income	514,101	466,503

Other income (expense)
Interest expense, net of amount capitalized	(521)	(1,110)
Interest income and other, net	1,072	3,129

Income before income taxes	514,652	468,522
Income tax provision	(100,357)	(84,334)

Net income	$414,295	$384,188

Net income per share
Basic	$1.58	$1.43
Diluted	$1.58	$1.42

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$513,743	$513,311
Accounts receivable	632,901	644,840
Insurance receivables	22,998	13,516
Prepaid expenses	50,976	21,207
Other current assets	42,659	47,467

Total current assets	1,263,277	1,240,341

Property and equipment
Drilling equipment and facilities	7,626,641	7,423,440
Other	109,724	105,340

	7,736,365	7,528,780
Accumulated depreciation	(1,944,259)	(1,886,231)

	5,792,106	5,642,549

Other assets	247,920	219,441

Total assets	$7,303,303	$7,102,331

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$172,698
Accounts payable	218,167	259,107
Accrued payroll and related costs	63,004	75,449
Taxes payable	142,177	107,211
Interest payable	7,269	11,325
Other current liabilities	53,575	53,203

Total current liabilities	484,192	678,993

Long-term debt	750,827	750,789
Deferred income taxes	273,510	265,018
Other liabilities	142,220	116,816

Total liabilities	1,650,749	1,811,616

Commitments and contingencies

Shareholders’ equity
Shares — par value 5.00 Swiss francs per share; 414,399 shares authorized, 138,133 additional shares conditionally authorized, 276,266 shares issued and 261,250 shares outstanding as of March 31, 2009;

Ordinary shares — par value $.10 per share; 400,000 shares authorized; 261,899 shares issued and outstanding at December 31, 2008	1,229,155	26,190
Capital in excess of par value	—	402,115
Retained earnings	4,480,737	4,919,667
Accumulated other comprehensive loss	(57,338)	(57,257)

Total shareholders’ equity	5,652,554	5,290,715

Total liabilities and shareholders’ equity	$7,303,303	$7,102,331

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities
Net income	$414,295	$384,188
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	92,984	82,899
Impairment loss on assets	12,034	—
Deferred income tax provision	4,545	9,840
Share-based compensation expense	8,400	8,716
Pension contributions	(1,290)	(3,183)
Other, net	(5,875)	1,380
Other changes in current assets and liabilities:
Accounts receivable	11,939	36,134
Other current assets	(31,729)	(24,949)
Accounts payable	23,711	3,278
Other current liabilities	18,820	(5,606)

Net cash from operating activities	547,834	492,697

Cash flows from investing activities
New construction	(135,576)	(134,380)
Other capital expenditures	(89,505)	(76,673)
Major maintenance expenditures	(25,639)	(22,935)
Accrued capital expenditures	(47,259)	(32,481)
Hurricane insurance receivables	—	21,747
Proceeds from disposal of assets	—	282

Net cash from investing activities	(297,979)	(244,440)

Cash flows from financing activities
Payments on bank credit facilities	—	(50,000)
Payments of other long-term debt	(172,700)	(2,516)
Net proceeds from employee stock transactions	(5,386)	115
Dividends paid	(10,470)	(10,746)
Repurchases of ordinary shares	(60,867)	(26,571)

Net cash from financing activities	(249,423)	(89,718)

Net increase in cash and cash equivalents	432	158,539
Cash and cash equivalents, beginning of period	513,311	161,058

Cash and cash equivalents, end of period	$513,743	$319,597

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended March 31,						Three Months Ended December 31,
	2009			2008			2008
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$872,397	$—	$872,397	$797,834	$—	$797,834	$882,538	$—	$882,538
Reimbursables	16,156	522	16,678	21,166	11,292	32,458	18,060	1,280	19,340
Labor contract drilling services	—	6,934	6,934	—	30,931	30,931	—	7,732	7,732
Other	127	15	142	187	15	202	530	14	544

	$888,680	$7,471	$896,151	$819,187	$42,238	$861,425	$901,128	$9,026	$910,154

Operating costs and expenses
Contract drilling services	$240,856	$—	$240,856	$235,952	$—	$235,952	$265,765	$—	$265,765
Reimbursables	13,589	494	14,083	18,753	10,708	29,461	14,329	1,212	15,541
Labor contract drilling services	—	4,376	4,376	—	25,337	25,337	—	5,279	5,279
Depreciation and amortization	90,898	2,086	92,984	80,785	2,114	82,899	91,104	2,148	93,252
Selling, general and administrative	17,667	50	17,717	19,896	1,377	21,273	17,073	103	17,176
(Gain)/loss on disposal and planned disposal of assets, net	12,034	—	12,034	—	—	—	—	(964)	(964)

	$375,044	$7,006	$382,050	$355,386	$39,536	$394,922	$388,271	$7,778	$396,049

Operating income	$513,636	$465	$514,101	$463,801	$2,702	$466,503	$512,857	$1,248	$514,105

Operating statistics
Jackups:
Average Rig Utilization	86%			97%			88%
Operating Days	3,242			3,601			3,354
Average Dayrate	$158,359			$145,337			$151,601

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%			100%			100%
Operating Days	630			637			644
Average Dayrate	$369,988			$291,924			$364,180

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	270			273			276
Average Dayrate	$246,118			$201,699			$249,603

Drillships:
Average Rig Utilization	62%			67%			67%
Operating Days	168			182			184
Average Dayrate	$291,854			$133,665			$326,170

Submersibles:
Average Rig Utilization	67%			66%			67%
Operating Days	180			179			184
Average Dayrate	$58,452			$51,274			$56,903

Total:
Average Rig Utilization	86%			94%			88%
Operating Days	4,490			4,872			4,642
Average Dayrate	$194,308			$163,772			$190,137

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended
	March 31,
	2009	2008
Allocation of net income
Basic
Net income	$414,295	$384,188
Earnings allocated to unvested share-based payment awards	(3,461)	(2,911)

Net income to common shareholders — basic	$410,834	$381,277

Diluted
Net income	$414,295	$384,188
Earnings allocated to unvested share-based payment awards	(3,454)	(2,890)

Net income to common shareholders — diluted	$410,841	$381,298

Weighted average number of shares outstanding — basic	259,266	266,451
Incremental shares issuable from assumed exercise of stock options	564	1,884

Weighted average number of shares outstanding — diluted	259,830	268,335

Earnings per share
Basic	$1.58	$1.43
Diluted	$1.58	$1.42